Exhibit 10.2

FORM OF AUTHORIZED PARTICIPANT AGREEMENT
FOR Morgan STanley CRYPTO EXCHANGE-TRADED PRODUCTS

This Authorized Participant Agreement (the “Agreement” or the “Authorized Participant Agreement”), dated as of [ ], 2026, is entered into by and between, Morgan Stanley Investment Management Inc., a Delaware corporation and the sponsor (the “Delegated Sponsor”) of each of the trusts named on Annex I hereto (each a “Trust” and together the “Trusts”), for itself, and as sponsor of the Trusts, and [●], a [●] (the “Authorized Participant” or “AP”), and is subject to acceptance by The Bank of New York Mellon (the “Transfer Agent”).

SUMMARY

The Delegated Sponsor serves in its capacity as Delegated Sponsor of each Trust, pursuant to an Amended and Restated Declaration of Trust and Trust Agreement for each Trust, (each a “Trust Agreement”). Transfer Agent and Foreside Fund Services, LLC (the “Order Examiner”) each serve as agents of the Delegated Sponsor and/or each Trust for the purposes of this Agreement, and all references to agreements, obligations or duties of Transfer Agent, or Order Examiner herein shall be deemed references to agreements, obligations or duties of the Delegated Sponsor or the Trust acting through the relevant agent. As provided in each Trust Agreement and described in each Trust’s prospectus, which is contained in each Trust’s Registration Statement (as defined below) as supplemented and amended from time to time (the “Prospectus”), common units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed through the Transfer Agent by the Authorized Participant in aggregations of a specified number of Shares stated in the Prospectus (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; collectively, “Baskets”). Creation Baskets are offered only pursuant to the most recent registration statement of each Trust, as declared effective by the Securities and Exchange Commission (the “SEC”) and remaining effective and current, and no stop order having been issued with respect to it, and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”). Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the applicable Prospectus. To the extent there is a conflict between any provision of this Agreement (other than the indemnities and limitations on liability provided herein) and the provisions of the relevant Prospectus, the provisions of the relevant Prospectus shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement.

To place an order for the creation or redemption of one or more Baskets on its behalf or on behalf of a designated agent or client of the Authorized Participant (an “Authorized Participant Client”) an Authorized Participant must follow the procedures for creation and redemption referred to in Section 4 of this Agreement and attached to this Agreement as Annex II (the “Procedures”) and in the applicable Prospectus.

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Section 2. Status and Obligations of Authorized Participant.

The Authorized Participant represents and warrants and covenants the following:

(a)            The Authorized Participant is a participant of the Depository Trust Company (“DTC”) (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Delegated Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b)            Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where its responsibilities under this Agreement so require. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal law, the laws of the states or other jurisdictions in connection with creations and redemptions of the Shares, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities and commodities transactions, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member, and when and as applicable) to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets. The Authorized Participant will not directly or indirectly offer or sell Shares in or from any state or jurisdiction where the applicable Prospectus indicates that they may not lawfully be offered or sold.

(c)            If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, and (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, if applicable, the Commodities Exchange Act (the “CEA”), and the rules and regulations promulgated thereunder (to the extent applicable).

(d)            With respect to any Digital Assets that the Authorized Participant sells, transfers and/or delivers hereunder, Authorized Participant is the lawful owner of such Digital Assets with good and marketable title thereto, and Authorized Participant has the absolute right to sell, assign, convey, transfer and deliver such Digital Assets. Such Digital Assets are free and clear of any and all security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances or similar rights.

(e)            Authorized Participant is the sole owner of all Digital Assets in each Authorized Participant wallet, and no person or entity, other than the Authorized Participant, has any right, title, or interest in any such Digital Assets. Each Authorized Participant wallet is controlled by, and operated solely for the benefit of, the Authorized Participant.

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(f)            With respect to any cash that Authorized Participant transfers and/or delivers hereunder, the Authorized Participant is the lawful owner of such cash and the Authorized Participant has the absolute right to transfer and/or deliver such cash. Such cash is free and clear of any and all security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances or similar rights.

(g)            Neither Authorized Participant nor any of its subsidiaries, nor any of their respective controlled affiliates, directors, or officers, nor to Authorized Participant’s knowledge, any of their respective employees, agents, or representatives is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(1)            the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(2)            located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea)

((1) and (2) above, collectively, the “Sanctioned Persons”).

(h)            In connection with this Agreement, the Authorized Participant and its subsidiaries have and will act in compliance with (i) all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (ii) all applicable anti-corruption laws, rules, and regulations, including the U.S. Foreign Corrupt Practices Act of 1977, and (iii) Sanctions.

(1)            The Authorized Participant maintains policies, procedures, and controls reasonably designed to comply with the laws, rules, and regulations listed in (i) – (iii) above of this paragraph (h).

(2)            In connection with this Agreement, including the transfer pursuant to this Agreement of any Digital Assets in-kind, the Authorized Participant will apply such policies, procedures, and controls, including (i) sanctions screening reasonably designed to identify any Sanctioned Persons associated with transactions, Digital Assets, and Digital Asset wallets, and (ii) customer due diligence and enhanced due diligence on counterparties, where required.

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(3)            In connection with this Agreement, the Authorized Participant will not deliver to the applicable Trust any assets (i) derived from unlawful sources or (ii) that would cause or result in a violation of applicable anti-money laundering laws, rules, or regulations, applicable anti-corruption laws, rules, or regulations, or Sanctions.

(i)            To the fullest extent permitted by law, the Authorized Participant shall promptly notify the Delegated Sponsor in writing if (i) it becomes aware, through screening or otherwise, of property or transactions in connection with this Agreement that require blocking pursuant to Sanctions and/or reporting to an applicable Sanctions authority, including OFAC, and (ii) if it identifies, in connection with this Agreement, any suspicious activity or any activity that may require further review to determine whether it is suspicious (including, but not limited to, any concerns with the sources of Digital Assets delivered in-kind pursuant to this Agreement).

(j)            The Authorized Participant will, to the extent permitted by applicable law, cooperate with the Delegated Sponsor and provide assistance reasonably requested by the Delegated Sponsor in connection with any anti-money laundering and terrorist financing, anti-corruption, or Sanctions government or regulatory inquiries.

(k)            The Authorized Participant has the capability to send and receive communications via an authenticated telecommunication facility to and from the Delegated Sponsor and its agents, the Order Examiner and Transfer Agent. The Authorized Participant shall confirm such capability to the satisfaction of the Delegated Sponsor, Transfer Agent and the Order Examiner by the end of the Business Day before placing its first order with Transfer Agent (whether such order is to create or to redeem Baskets). If required by the Order Examiner or Transfer Agent with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Order Examiner or Transfer Agent, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

(l)            Because new Baskets can be created and Shares therein issued on an ongoing basis, at any point during the life of a Trust, a “distribution,” as such term is used in the 1933 Act, may be occurring with respect to resales of these Shares. The Authorized Participant understands that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant will review the “Plan of Distribution” portion of the applicable Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined in Section 4). The Authorized Participant understands that in addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act applicable to it, the Authorized Participant and any other participant in the distribution of the Shares purchased by the Authorized Participant also has the obligation to comply with any disclosure delivery requirements under the CEA applicable to it through delivery of the applicable Prospectus to purchasers of Shares.

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Section 3. Procedures.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”).

Section 4. Orders.

(a)            All orders to create or redeem Baskets shall be made in accordance with the terms of the applicable Prospectus, this Agreement and the Procedures. Each party will comply with such foregoing terms to the extent applicable to it. The Delegated Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Participant will comply with such procedures.

(b)            The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting or which is acting on its behalf (whether such party is a customer or otherwise) that each order to create a Basket or Baskets (a “Purchase Order”) and each order to redeem a Basket or Baskets (a “Redemption Order,” and each Purchase Order and Redemption Order, an “Order”) may not be withdrawn by the Authorized Participant after it has been accepted by the applicable Trust (directly or through the Delegated Sponsor or Order Examiner).

(c)            The Delegated Sponsor shall treat the Authorized Participant in an identical manner as it treats other participants with which it has entered in an authorized participant agreement and shall not reject an Order of the Authorized Participant other than for the same reasons as it would reject an Order of any other participant.

(d)            The Delegated Sponsor acting by itself or through the Transfer Agent or the Order Examiner shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (as defined in Section 7) if (i) the order is not in proper form as determined by the Delegated Sponsor, Order Examiner or Transfer Agent, (ii) the Creation Basket Deposit delivered is not as specified by Delegated Sponsor, Order Examiner or Transfer Agent; (iii) acceptance of the Creation Basket Deposit would have certain adverse tax consequences to the Delegated Sponsor or any Trust; (iv) the acceptance of the Creation Basket Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Creation Basket Deposit would otherwise, in the discretion of the Delegated Sponsor, have an adverse effect on the Delegated Sponsor or the rights of beneficial owners of any Trust; or (vi) circumstances outside the control of Delegated Sponsor, Order Examiner or Transfer Agent make it for all practical purposes not feasible to process a Purchase Order. None of the Delegated Sponsor, the Order Examiner or Transfer Agent shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit provided such rejection complies with applicable law and the requirements of this Agreement.

(e)            The Delegated Sponsor acting by itself or through Transfer Agent may, in its sole discretion, reject any Redemption Order (i) determined by the Delegated Sponsor not to be in proper form provided the Delegated Sponsor discloses to the Authorized Participant the basis for its conclusion and a reasonable opportunity to correct the order so as to allow it to be accepted; (ii) the fulfillment of which its counsel advises would be unlawful and the Delegated Sponsor has disclosed to the Authorized Participant how to revise the order so that it can be accepted without being unlawful, or (iii) if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket or as otherwise stated in the Prospectus provided such rejection complies with applicable law and the requirements of this Agreement.

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Section 5. Fees.

In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, unless waived by the Delegated Sponsor, the Delegated Sponsor shall charge, and the Authorized Participant shall pay to the Delegated Sponsor, the transaction fee (the “Transaction Fee”) prescribed in the Prospectus applicable to such creation or redemption. The Transaction Fee may be adjusted from time to time as set forth in the applicable Prospectus and will on any given day be determined in a uniform manner for all authorized participants for the applicable Trust.

Section 6. Authorized Persons.

Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Delegated Sponsor and Transfer Agent, duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Annex III setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Delegated Sponsor and Transfer Agent may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Delegated Sponsor and Transfer Agent receive a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Delegated Sponsor and the Transfer Agent, and such notice shall be effective upon receipt by the Delegated Sponsor and Transfer Agent, so long as such notice is received by the Delegated Sponsor and Transfer Agent reasonably in advance of any instructions or orders.

Section 7. Creation Procedures.

(a)            To the extent permitted under the registration statement for an applicable Trust, Creation Baskets will be created in exchange for a deposit of cash or the applicable digital asset (the “Digital Asset”), in accordance with the terms of the Purchase Order submitted by the Authorized Participant and the procedures set forth in Annex II hereto. The Authorized Participant shall have no obligation to submit a Purchase Order ever hereunder.

(b)            On any Business Day, an Authorized Participant, for itself as principal or as an agent for an Authorized Participant Client, may place an order with the Transfer Agent to create one or more Creation Baskets of the applicable Trust in accordance with this Agreement and the Procedures (a “Purchase Order”). Purchase Orders must be placed (and in the cash of cash Orders, to the extent required by the Delegated Sponsor, pre-funded) by 2:00 p.m. ET (in the case of cash Orders) and 4:00 p.m. ET (in the case of in-kind Orders), the close of regular trading on NYSE Arca, or another similar Exchange identified by the Delegated Sponsor (the “Exchange”), or another time determined by the Delegated Sponsor. Except as provided herein, all Purchase Orders of the Authorized Participant shall be accepted by the Delegated Sponsor and the Order Examiner when submitted in good form. The day on which the Order Examiner receives a valid Purchase Order, as approved by the Order Examiner, is the “Purchase Order Date”. Under certain circumstances, the Delegated Sponsor, in its sole discretion, may limit Authorized Participant’s ability to place Purchase Orders if Digital Asset Counterparties are not able to provide sufficient Digital Asset liquidity to the applicable Trust and if any such Purchase Order has been accepted in such circumstance, the Trust may promptly cancel such Purchase Order before the applicable market close on the Purchase Order Date, return all cash deposited by the Authorized Participant or Authorized Participant Client, as applicable, including the Transaction Fee, and in such event the Authorized Participant and Authorized Participant Client shall have no liability for fees or costs associated with such canceled order. Prior to the delivery of cash or Digital Assets for a Purchase Order, the Authorized Participant must also have wired to the Transfer Agent for the applicable Trust the non-refundable (except upon Order cancellation or non-acceptance of the Order as specified herein) Transaction Fee due for the Purchase Order.

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(c)            To effectuate a cash Creation Order, the Authorized Participant may, at the Delegated Sponsor’s discretion, be required to pre-fund with cash the applicable Trust’s purchase of the Digital Asset in an amount set by the Delegated Sponsor. To effectuate a cash Creation Order, the Authorized Participant will be required to transfer the cash deposit amount associated with such Creation Order to the applicable Trust’s account with the Cash Custodian. The Delegated Sponsor, on behalf of the applicable Trust, will instruct a Digital Asset Counterparty to purchase the amount of the Digital Asset equivalent in value to the cash deposit amount associated with the Creation Order, with such purchase transaction prearranged to be executed, in the Delegated Sponsor’s reasonable efforts, at the Index price used by the applicable Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting Digital Assets will be deposited in the applicable Trust’s account with the applicable Digital Asset Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the applicable Trust or Delegated Sponsor.

(d)            To the extent the execution price of the Digital Asset acquired by the Digital Asset Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the Digital Asset acquired by the Digital Asset Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the applicable Trust or Delegated Sponsor.

(e)            To effectuate an in-kind Creation Order, the Authorized Participant or an Authorized Participant Client will be required to deposit the required amount of the Digital Asset associated with such Creation Order to the applicable Trust’s account with the Digital Asset Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a Digital Asset basis, will be the responsibility of the Authorized Participant and not of the applicable Trust or Delegated Sponsor.

(f)            No Shares will be issued unless and until the Delegated Sponsor and Transfer Agent of the applicable Trust have confirmed that any outstanding cash or Digital Assets due from the Authorized Participant or Authorized Participant Client, as applicable, have been settled with the applicable Trust. To the extent that Digital Asset transfers from the applicable Trust’s Trading Balance to the Trust’s vault with the Digital Asset Custodian (“Vault”) are delayed due to congestion or other issues with the Digital Asset network, such Digital Asset will not be held in cold storage in the Vault until such transfers can occur.

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(g)            Following acceptance of an Authorized Participant’s in-kind Purchase Order, the applicable Trust’s Digital Asset Custodian account must be credited with the required Digital Asset by the end of the next succeeding Business Day following the Purchase Order Date. Under most circumstances, the Digital Assets associated with a Creation Basket Deposit will be deposited with the Digital Asset Custodian in the applicable Trust’s Cold Vault Balance, although in some circumstances, Digital Asset may be deposited outside of cold storage. Upon confirmation by the Delegated Sponsor and Transfer Agent that any outstanding cash or Digital Assets, as applicable, due from the Authorized Participant, or Authorized Participant Client, as applicable, have been settled with the applicable Trust, the Transfer Agent of the Trust will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

(h)            The total deposit required to create each Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Digital Assets and/or cash constituting the Creation Basket Deposit as appropriate to reflect accrued expenses and any loss of Digital Asset that may occur. The computation is made by the applicable Trust’s Administrator as promptly as practicable after 4:00 p.m. ET.

(i)            Where an Authorized Participant purchases Shares via a cash transaction, the total deposit amount required to create each Basket (“Basket Deposit”) is the amount of cash equivalent to the amount of Digital Assets that is in the same proportion to the total assets of the applicable Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares to be created under the Purchase Order is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus a cash buffer set by the Delegated Sponsor. Where an Authorized Participant purchases Shares via an in-kind transaction, the total Basket Deposit is the amount of Digital Assets that is in the same proportion to the total assets of the applicable Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares to be created under the Purchase Order is in proportion to the total number of Shares outstanding on the Purchase Order Date. It is the responsibility of the Delegated Sponsor and the Trust to communicate such amount to the Authorized Participant and the Authorized Participant shall have no liability for any failure to deliver such excess upon a failure by the Delegated Sponsor and Trust (or its agents) to communicate such amount to the Authorized Participant.

(j)            Each Business Day and after market close, the Delegated Sponsor will publish the amount of cash or Digital Asset that will be required in exchange for each Creation Basket Deposit. By placing a cash Purchase Order, an Authorized Participant agrees to deposit the cash comprising the Creation Basket Deposit. By placing an in-kind Purchase Order, an Authorized Participant agrees that it, or the Authorized Participant Client will deposit the Creation Basket Deposit.

(k)            The Authorized Participant shall not have any liability in regard to cancellation of a cash Order (before the cut off time) other than reimbursement of reasonable costs, although the Delegated Sponsor may terminate this Agreement if such failures occur frequently. The applicable Trust and Delegated Sponsor shall not have any liability with regard to any cancellation of a cash Order in accordance with reasons permitted in the applicable Prospectus. Failure to consummate such a deposit (before the cut off time) shall result in the cancellation of the cash Order. Authorized Participants may not withdraw a cash Creation Order request. Once a Purchase Order is accepted by the Delegated Sponsor, the Authorized Participant cannot cancel that Purchase Order.

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(l)            For an in-kind Purchase Order, in the event the Authorized Participant or an Authorized Participant Client has not deposited the Digital Assets to the applicable Trust by the applicable time on the settlement date of the in-kind Creation Order, the Authorized Participant will be given one of the following options by the Trust to: (i) delay settlement of the order to enable delivery of the Digital Assets at a later date to be determined by the Delegated Sponsor or (ii) accept that the applicable Trust will execute a Digital Asset transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant shall be responsible for the dollar cost of the difference between the Digital Asset price utilized in calculating NAV per Share on trade date and the price at which the applicable Trust acquires the Digital Assets to the extent the price realized in buying the Digital Assets is higher than the Digital Asset price utilized in the NAV. To the extent the price realized in buying the Digital Asset is lower than the Digital Asset price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

(m)            The Authorized Participant shall not have any liability in regard to delay or acceptance of the substitution of cash for an in-kind Order in accordance with the procedure provided in the preceding paragraph other than reimbursement of reasonable costs, although the Delegated Sponsor may terminate this Agreement if such failures occur frequently. The applicable Trust and Delegated Sponsor shall not have any liability with regard to any delay or acceptance of the substitution of cash for an in-kind Order in accordance with the procedure provided in the preceding paragraph.

(n)            An Authorized Participant who places a Purchase Order is responsible for transferring in accordance with the applicable procedures set forth in Annex II hereto to the applicable Trust the required amount of cash, and the Authorized Participant or Authorized Participant Client is responsible for transferring the Digital Assets, in each case before the cut off time on the Purchase Order Date (T) and shall settle no later than the next Business Day following the Purchase Order Date (T+1) any residual cash amount, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets of the applicable Trust on the first day the Baskets of the Trust are to be offered and sold, when the Creation Basket Deposit will be due on the date the Purchase Order was accepted by the Transfer Agent. Upon confirmation by the Delegated Sponsor and Transfer Agent that any outstanding cash or Digital Assets due from the Authorized Participant or Authorized Participant Client, as applicable, has been settled with the applicable Trust, Transfer Agent will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. Upon the Authorized Participant’s failure to deliver the deposit amount by the cut off time on the next Business Day following the Purchase Order Date (T+1), the order will fail.

Section 8. Redemption Procedures.

(a)            To the extent permitted under the Registration Statement for an applicable Trust, an Authorized Participant may redeem a Basket via cash or in-kind in accordance with Annex II hereto). The Authorized Participant shall have no obligation to submit a Redemption Order ever hereunder.

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(b)            On any Business Day, an Authorized Participant may, for itself as principal or as an agent for an Authorized Participant Client, place an order with the Transfer Agent of the applicable Trust to redeem one or more Redemption Baskets of the applicable Trust in accordance with this Agreement and the Procedures. Redemption Orders must be placed by 2:00 p.m. ET (in the case of cash Orders) and 4:00 pm ET (in the case of in-kind Orders), or the close of regular trading on the Exchange, or another time as determined by the Delegated Sponsor. Except as provided herein, all Redemption Orders of the Authorized Participant shall be accepted by the Delegated Sponsor and the Order Examiner and shall be accepted when submitted in good form. The day on which the Transfer Agent of the applicable Trust receives a valid Redemption Order, as approved by the Order Examiner, is the “Redemption Order Date.”

(c)            By placing a Redemption Order, (i) an Authorized Participant agrees to deliver the required cash indicated in the Redemption Order to the applicable Trust’s account with Transfer Agent, or (ii) the Authorized Participant or Authorized Participant Client will deliver the required Digital Assets indicated in the Redemption Order to the applicable Trust’s account with the Digital Asset Custodian, in each case not later than 4:00 pm ET, or another time as determined by the Delegated Sponsor. Failure to consummate such delivery by the cut off time shall result in the cancellation of the order, and the Authorized Participant shall have no liability in respect thereto other than for reimbursement of costs related to the cancellation. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have wired to the Transfer Agent of the applicable Trust the non-refundable (except upon cancellation or non-acceptance of the Redemption Order as specified herein) Transaction Fee due for the Redemption Order. Once a Redemption Order is accepted by the Delegated Sponsor, the Authorized Participant cannot cancel that Redemption Order. Under certain circumstances set forth in the applicable Prospectus, the Delegated Sponsor may limit Authorized Participants to place Redemption Orders if Digital Asset Counterparties are not able to provide sufficient Digital Asset liquidity to the applicable Trust.

(d)            To effectuate a cash Redemption Order, the Authorized Participant will be required to deposit the Shares into the applicable Trust’s DTC account. Once the Delegated Sponsor determines that the Shares have been received in the applicable Trust’s DTC account, the Delegated Sponsor authorizes the Digital Asset Custodian to transfer the redemption Digital Asset amount from the Trust’s Digital Asset Custodian account to the Digital Asset Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement.

(e)            The Delegated Sponsor, on behalf of the applicable Trust, will instruct a Digital Asset Counterparty to sell the amount of Digital Assets equivalent in value to the Redemption Basket associated with the Redemption Order, with such purchase transaction prearranged to be executed, in the Delegated Sponsor’s reasonable efforts, at the Index price used by the applicable Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Redemption Order Date. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the applicable Trust or Delegated Sponsor provided that it is the responsibility of the Delegated Sponsor and the Trust to communicate such amount to the Authorized Participant and the Authorized Participant and the Authorized Participant Client shall have no liability for any failure to deliver such amount upon a failure by the Delegated Sponsor and Trust (or its agents) to communicate such amount to the Authorized Participant.

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(f)            The redemption distribution and any pre-funded cash due from the applicable Trust is delivered to the Authorized Participant on the Redemption Distribution Date if the Trust’s DTC account has been credited with the Baskets to be redeemed, the Redemption Order accepted by the Delegated Sponsor, and the Delegated Sponsor and Transfer Agent for the applicable Trust confirm that any outstanding Shares and cash due from the Authorized Participant have been settled with the Trust.

(g)            To effectuate an in-kind Redemption Order, the Authorized Participant will be required to deposit the Shares into the applicable Trust’s DTC account. Once the Delegated Sponsor determines that the Shares have been received in the applicable Trust’s DTC account, the Delegated Sponsor will authorize the Digital Asset Custodian to transfer the redeemed Digital Asset amount from the Trust’s Digital Asset Custodian account to the Authorized Participant or, at the Authorized Participant’s direction to the Authorized Participant Client.

(h)            The in-kind redemption distribution is delivered to the Authorized Participant or, at the Authorized Participant’s direction to the Authorized Participant Client on the Redemption Distribution Date if the applicable Trust’s DTC account has been credited with the Baskets to be redeemed, the Redemption Order is accepted by the Delegated Sponsor, and the Delegated Sponsor and Transfer Agent for the applicable Trust confirm that any outstanding Shares from the Authorized Participant have been settled with the Trust.

(i)            In the event in-kind Redemption Orders placed during a certain order window cause the Liquidity Sleeve to fall below a certain level, the Delegated Sponsor may, in its sole discretion, require cash-in-lieu Redemption Orders until the Liquidity Sleeve has been restored. In the event an in-kind Redemption Order placed before 4:00 pm EST on a given order date would exhaust the Liquidity Sleeve (each a “Delayed Settlement Scenario”), settlement of such Redemption Orders will be conducted in accordance with Annex II Part B hereof (Procedure to Place a Redemption Order for Creation Basket(s) of Shares of One or More Morgan Stanley Crypto Exchange-Traded Products). For the purposes of this Section 8(i):

(1)            “Liquidity Sleeve” shall refer to the allocation of the Digital Assets that is not staked and is held by the Trust’s Digital Asset Custodian to meet anticipated redemption activity, as prescribed by the Liquidity Risk Policy;

(2)            “Liquidity Risk Policy” shall refer to the staking liquidity policy by which the Delegated Sponsor monitors and manages liquidity risks.

(3)            “Staking” or “staked” or means using, or permitting to be used, in any manner, directly or indirectly, through an agent or otherwise (including, for the avoidance of doubt, through a delegation of rights to any third party by making any portion of the Digital Assets held in the Trust available to any third party or by entering into any similar arrangement with a third party), any portion of the Trust’s assets in a proof-of-stake validation protocol. For the avoidance of doubt, the mere act of transferring units of Digital Assets on a peer-to-peer virtual currency network that utilizes a proof-of-stake validation protocol shall not be considered to be “staking” nor shall such transferred units be considered “staked”.

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(j)            The Delegated Sponsor, acting by itself or through Transfer Agent, or the Order Examiner may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date subject to prior disclosure to the public, in the case of (i), (iii) and (iv) (below) together with amendment of the Registration Statement and notice as to when redemptions will re-commence and, in the case of (ii) (below) disclosure to the Authorized Participant of all changes to be made to the Redemption Order to cause it to be accepted as in proper form, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted; (ii) the order is not in proper form as determined by the applicable Trust, Transfer Agent or the Order Examiner; (iii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Digital Asset is not reasonably practicable; or (iv) for such other period as the Delegated Sponsor reasonably determines to be necessary for the protection of shareholders. None of the Delegated Sponsor, the Order Examiner, or Transfer Agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 9. Role of Authorized Participant.

(a)            The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for any Trust, the Order Examiner, Transfer Agent or the Delegated Sponsor in any matter or in any respect.

(b)            The Authorized Participant will, to the extent reasonably practicable, make itself and its employees available, upon reasonable prior request, during normal business hours to consult with the Delegated Sponsor and Transfer Agent concerning the performance of the Authorized Participant’s responsibilities under this Agreement; provided that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that the Authorized Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited by applicable law or by a non-disclosure agreement to which the Authorized Participant is bound.

(c)            Notwithstanding the provisions of Section 9(b), the Authorized Participant will, to the extent required by applicable law and consistent with the provisions of law applicable to it, maintain records of all sales of Creation Baskets made by or through it and, upon reasonable request of the Delegated Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations it may have to its customers arising under contract or the federal or state securities laws, will use its reasonable efforts to furnish the Delegated Sponsor with the names and addresses of the purchasers of such Creation Baskets and the number of Creation Baskets purchased if and to the extent that the Delegated Sponsor has been requested to provide such information to a governmental agency or department or self-regulatory organization that regulates the applicable Trust and its activities and the Delegated Sponsor and its activities (to the extent such activities pertain to such applicable Trust), including but not limited to the Securities Exchange Commission, Financial Industry Regulatory Authority, National Futures Association, Commodity Futures Trading Commission, Internal Revenue Service, FinCen or applicable state regulators (“Trust Regulators”). For the avoidance of doubt, all such information provided by the Authorized Participant shall be confidential and shall not be used for any purpose other than to satisfy requests of Trust Regulators.

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(d)            Each Trust may from time to time be obligated under applicable law to deliver prospectuses, proxy materials, annual or other reports of the Trust or other similar information (“Trust Documents”) to such Trust’s shareholders. The Authorized Participant agrees (i) subject to any contractual obligations, privacy obligations, or obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Delegated Sponsor in ascertaining certain information regarding sales of Creation Baskets made by or through the Authorized Participant that is necessary for the applicable Trust to comply with such obligations upon written request of the Delegated Sponsor or (ii) in lieu thereof, and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver Trust Documents to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the applicable Trust of sufficient quantities of such Trust Documents to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne in full by the Delegated Sponsor, and the Delegated Sponsor shall promptly reimburse the Authorized Participant for such costs upon request. The Delegated Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Delegated Sponsor, any Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the applicable Trust to meet its regulatory requirements as set forth in Section 9(c) and in this Section 9(d) of the Agreement.

Section 10. Indemnification.

(a)            Indemnification of Authorized Participant. The Delegated Sponsor agrees to indemnify, defend and hold harmless the Authorized Participant, its directors, officers, employees, agents and any person who controls such persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each a “Delegated Sponsor Indemnified Person”), from and against any loss, damage, expense, liability or which the Authorized Participant or any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(1)            any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus and the Prospectus as amended or supplemented) or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Authorized Participant furnished in writing by or on behalf of the Authorized Participant to the Delegated Sponsor expressly for use in such Registration Statement;

(2)            any breach by the Delegated Sponsor of any covenant, representation or warranty contained in this Agreement;

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(3)            the failure by the Delegated Sponsor, a Trust or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained herein or in the Prospectus unless such failure occurred as a result of the Delegated Sponsor’s strict adherence to instructions reasonably given to it by such Delegated Sponsor Indemnified Person;

(4)            actions of such Delegated Sponsor Indemnified Person in reasonable reliance upon any instructions issued or representations made by the Delegated Sponsor or the applicable Trust in accordance with this Agreement; or

(5)            the failure by the Delegated Sponsor, a Trust or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to transactions in and activities with respect to Baskets.

In no case is the indemnity of the Delegated Sponsor in favor of the Authorized Participant and such other persons as are specified in this Section 10(a): (x) to be deemed to protect the Authorized Participant and such persons against any liability to the Delegated Sponsor or the applicable Trust to which the Authorized Participant would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement or (y) intended to cover any loss of cash or Digital Assets by any third party used by an Authorized Participant in connection with Purchase Orders and Redemption Orders as set forth in Annex II hereto.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a Delegated Sponsor Indemnified Person or any such person in respect of which indemnity may be sought against the Delegated Sponsor pursuant to the foregoing paragraph, such Delegated Sponsor Indemnified Person shall promptly notify the Delegated Sponsor in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Delegated Sponsor shall not relieve the Delegated Sponsor or the applicable Trust from any liability which it may have to the Delegated Sponsor Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Delegated Sponsor Indemnified Person shall have the right to employ its own counsel in any such case and the fees and expenses of such counsel shall be borne by the Delegated Sponsor and the applicable Trust and paid as incurred (it being understood, however, that the Delegated Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Delegated Sponsor Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. A Delegated Sponsor Indemnified Person shall give the Delegated Sponsor reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Delegated Sponsor pursuant to this Section 10(a), provided, however that the omission to so notify the Delegated Sponsor shall not relieve the Delegated Sponsor or the applicable Trust from any liability which it may have to the Delegated Sponsor Indemnified Person.

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(b)            The Authorized Participant agrees to indemnify, defend and hold harmless each of the applicable Trust, the Transfer Agent, the Delegated Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Delegated Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur (i) as a result of or in connection with any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Authorized Participant to the Delegated Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, (ii) that arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; (iii)(A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the applicable Trust that is not consistent in any material way with the applicable Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 14(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein when read together with the Prospectus, in the light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case of clauses (iii)(A) and (iii)(B), such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Delegated Sponsor, the applicable Trust or a service provider to the applicable Trust or is based upon any omission or alleged omission by the Delegated Sponsor or the applicable Trust to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading (but the Authorized Participant shall not be required to indemnify and hold harmless an AP Indemnified Party for any losses to the extent caused by the gross negligence, fraud or willful malfeasance of an AP Indemnified Party, or violation of law or of the Procedures by any other authorized participant or its agent or customers); (iv) any material breach by the Authorized Participant of any provisions of this Agreement that relates to the Authorized Participant, including its representations, warranties and covenants, unless such breach occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to it by such AP Indemnified Party; (v) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to it by such AP Indemnified Party; (vi) the Authorized Participant’s failure to complete an Order that has been accepted; or (vii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares under this Agreement, unless such failure occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to the Authorized Participant by such AP Indemnified Party.

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The Authorized Participant will also indemnify each AP Indemnified Person from and against any reasonable loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any instructions reasonably believed by an AP Indemnified Party to be genuine and have been given by the Authorized Participant except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person. In no case is the indemnity of the Authorized Participant in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person and such persons against any liability to the Authorized Participant to which the AP Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any Proceeding is brought against an AP Indemnified Person, such AP Indemnified Person shall promptly notify the Authorized Participant in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to such AP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The AP Indemnified Person shall have the right, at its sole discretion, to employ its own, reasonably priced counsel and the fees and expenses of such counsel shall be borne by the Authorized Participant and paid as incurred (it being understood, however, that the Authorized Participant shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the AP Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. An AP Indemnified Person shall give the Authorized Participant reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Authorized Participant pursuant to this Section 10(b), provided, however that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to the AP Indemnified Person.

(c)            The indemnity agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Delegated Sponsor, any applicable Trust, their partners, stockholders, members, directors, officers, employees or any person who controls the Delegated Sponsor or such Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Shares. The Delegated Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Delegated Sponsor, against any of the Delegated Sponsor’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

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Section 11.

(a)            Limitation of Liability.

(1)            In the absence of gross negligence, bad faith or willful misconduct, none of the Delegated Sponsor, the Order Examiner, or Transfer Agent, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them or any interruption or delay in any means of transferring the Digital Asset.

(2)            None of the Delegated Sponsor, the Order Examiner, each applicable Trust or Transfer Agent, shall be liable to the Authorized Participant, each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or by a third party facilitator used by such Authorized Participant in connection with Purchase Orders and Redemption Orders set forth in Exhibit B hereto except to the extent caused by the gross negligence, bad faith or willful misconduct of any of such Delegated Sponsor, Order Examiner, Trust or Transfer Agent.

(3)            In no event shall the Delegated Sponsor, the Order Examiner or Transfer Agent be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Delegated Sponsor, the Order Examiner or Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(4)            The Delegated Sponsor, the Order Examiner, each Trust, and Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Delegated Sponsor, the Order Examiner, the Trusts, or Transfer Agent be liable for any losses incurred as a result of unauthorized use of any PIN.

(5)            The Order Examiner and Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants of obligations shall be read into this Agreement against the Order Examiner or Transfer Agent.

(6)            In the absence of bad faith, gross negligence, or willful misconduct, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error or judgment made by it in the performance of its duties hereunder. Transfer Agent, acting as Transfer Agent or otherwise, shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

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(b)            Tax Liability.

The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Delegated Sponsor or the applicable Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 12. Acknowledgment.

The Authorized Participant acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document and has had an opportunity to ask questions with respect to the terms thereof. The Delegated Sponsor and the applicable Trust agree to process Orders, or cause its agents to process Orders, in accordance with the provisions of the Prospectus of the Trust, the Trust Agreement, and the Procedures.

Section 13. Effectiveness and Termination.

Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Delegated Sponsor in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) at such time as the applicable Trust is terminated; or (iv) by the Authorized Participant at any time upon prior written notice in the event of a breach by the applicable Trust or the Delegated Sponsor of any provision of this Agreement, upon the insolvency or bankruptcy of any of them or of the applicable Trust.

Section 14. Marketing Materials; Representations Regarding Baskets; Identification in Registration Statement.

(a)            The Authorized Participant represents, warrants and covenants that, (i) without the written consent of the Delegated Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Baskets any representations concerning the Shares or the Delegated Sponsor, any Trust, or any AP Indemnified Person other than representations consistent with (A) the then-current Prospectus of the Trust, (B) printed information approved by the Delegated Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Delegated Sponsor or the distributor for the applicable Trust, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets or any AP Indemnified Person that is not consistent with the applicable Trust’s then current Prospectus. Copies of the then-current Prospectus of the applicable Trust and any such printed supplemental information will be supplied by the Delegated Sponsor to the Authorized Participant in reasonable quantities upon request.

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(b)            The Authorized Participant agrees to comply with the prospectus and disclosure delivery requirements of the federal securities laws to the extent applicable to it. In connection therewith, the Authorized Participant will provide each purchaser of Shares with a copy of the applicable Trust’s Prospectus if required under applicable law.

(c)            The Authorized Participant hereby agrees that for the term of this Agreement the Delegated Sponsor or its agent, the Order Examiner, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to such addresses as it provides to the Delegated Sponsor from time to time, in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Delegated Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Delegated Sponsor or its agent, the Order Examiner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Delegated Sponsor will, when requested by the Authorized Participant, make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d)            The parties acknowledge and agree that the Authorized Participant is not acting as an underwriter for the Shares, and the Delegated Sponsor agrees not to and to cause the other service providers to agree not (both during the term of this Agreement and thereafter) to describe the role of the Authorized Participant as that of an “underwriter” or to name the Authorized Participant in the Prospectus, without written consent of the Authorized Participant regarding the manner it is named, which shall not state or imply that the Authorized Participant is an underwriter for the Shares or the issuer of the Shares. For as long as this Agreement is effective, the Authorized Participant shall not be named or identified as an authorized participant on the Delegated Sponsor’s or the applicable Trust’s website or in the Trust’s Prospectus included within the Registration Statement unless required by the SEC. Upon the termination of this Agreement as to the applicable Trust, (i) during the period prior to when the Delegated Sponsor qualifies and elects to file on Form S-3, the Delegated Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Delegated Sponsor qualifies and elects to file on Form S-3, the Delegated Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an Authorized Participant of the applicable Trust and (ii) the Delegated Sponsor will promptly update the applicable Trust’s website to remove any identification of the Authorized Participant as an Authorized Participant of the applicable Trust.

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Section 15. Certain Representations, Warranties and Covenants of the Delegated Sponsor.

The Delegated Sponsor, on its own behalf and on behalf of the Trust, covenants and agrees:

(a)            to notify in writing the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and deliver or otherwise make available, at the expense of the applicable Trust, to the Authorized Participant copies of such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers;

(b)            to furnish directly or cause to be furnished to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares and a single Prospectus is used in reliance on Rule 429 under the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such customary documents and certificates in form and content as reasonably requested and agreed;

(c)            to deliver to the Authorized Participant (i) at the time of purchase of the initial Basket of the applicable Trust by such Trust’s initial Authorized Participant, and (ii) if requested by the Authorized Participant, at the time of purchase of the first Basket of the applicable Trust subsequent to the registration of additional Shares of such Trust, a certification by a duly authorized officer of the Delegated Sponsor in substantially the form attached hereto as Exhibit D. In addition, any certificate signed by any officer of the Delegated Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Delegated Sponsor as to matters covered thereby to the Authorized Participant; and

(d)            to furnish directly or through the Transfer Agent or the Order Examiner to the Authorized Participant (i) at the time of purchase of the initial Basket of the applicable Trust by the Trust’s initial Authorized Participant, and (ii) at the time of purchase of the first Basket of the applicable Trust subsequent to the registration of additional Shares of the applicable Trust, such documents and certificates in the form as reasonably requested.

The Delegated Sponsor, on its own behalf and on behalf of each applicable Trust, represents and warrants to the Authorized Participant continuously as follows:

(a)            The Registration Statement on Form S-1 for each of the Trusts identified in Annex I hereto in respect to the Shares has been filed with the SEC, has been declared effective by the SEC in such form, and no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceeding for that purpose has been initiated or, to the Delegated Sponsor’s knowledge, threatened by the SEC; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the rules thereunder;

(b)            The Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(c)            The Registration Statement and the Prospectus and all amendments or supplements thereto do and will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)            The Shares, when issued in accordance with a Creation Order, as described in the Prospectus, will be duly and validly authorized and duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus, and the issuance of the Shares is not subject to any preemptive or similar rights;

(e)            The Trust is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(f)            The issue, sale and redemption of the Shares and the consummation of the transactions contemplated in the Prospectus, including, without limitation, execution of Creation and Redemption Orders and listing and trading of the Shares on the Exchange do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement to which the Trust or the Delegated Sponsor is a party or to which any of their respective assets are subject, (ii) result in any violation of the organizational documents of the Trust or of the Delegated Sponsor, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or the Delegated Sponsor or their properties; and

(g)            The Trust maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Trust is made known to the Trust’s principal financial officer and chief executive officer by others and such disclosure controls and procedures are effective.

Section 16. Third Party Beneficiaries.

Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such AP Indemnified Person. Each AP Indemnified Person and Delegated Sponsor Indemnified Person, to the extent it is not a party to this Agreement, is a third party beneficiary of this Agreement and may proceed directly against the indemnifying party in respect to its indemnity.

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Section 17. Force Majeure.

No party to this Agreement shall incur any liability for any delay in performance, or for the nonperformance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, an extreme weather event or any statutory or regulatory developments that prohibit the performance of obligations under this Agreement.

Section 18. Miscellaneous.

(a)            Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Delegated Sponsor will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Delegated Sponsor. If the Delegated Sponsor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Delegated Sponsor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.

(b)            Entire Agreement. This Agreement (including any schedules and exhibits attached hereto) contains all of the agreements among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(c)            Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties. The list of Trusts on Annex I hereto may be amended, modified or supplemented by the Delegated Sponsor and the Authorized Participant from time to time and at any time, including to add or remove one or more Trusts to or from Annex I, and the Delegated Sponsor and Authorized Participant may agree to any such amendment, modification, addition or deletion to Annex I in writing, including by exchange of electronic mails (e-mails). The Procedures attached as Annex II and the other Annexes hereto may be amended, modified or supplemented by the Trust and the Delegated Sponsor, without consent of the Authorized Participant from time to time by the following procedure. Any amendment to the Procedures shall not apply retroactively to Orders submitted prior to the effectiveness of such amendment. After the amendment, modification or supplement has been agreed to, the Delegated Sponsor will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 18(g) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system and e-mail will be deemed received on the day the message was sent. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any Authorized Participant Agreement for any Trust (other than this Agreement), the Delegated Sponsor will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant. The Delegated Sponsor will prominently post an updated and amended copy of the Agreement on its website, identified as amended, immediately upon adoption and at or about the time of mailing to the Authorized Participant.

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(d)            Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties (which shall not be unreasonably withheld), except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Delegated Sponsor may delegate its obligations hereunder to the Transfer Agent by advance written notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change in writing. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Delegated Sponsor at such time such successor qualifies as a successor trustee or Delegated Sponsor under the terms of the Trust Agreement. Furthermore, the Authorized Participant may assign its rights, interests or obligations hereunder to an affiliate without mutual written consent of any other party.

(e)            Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(f)            Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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(g)            Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, electronic mail (e-mail), Bloomberg messaging or similar electronic or non-electronic means to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1)            if to Delegated Sponsor or any Trust, to:

One Post Office Square

Boston, Massachusetts 02109
Attn: Jon Lahey

Email: jonathan.lahey@morganstanley.com

(2)            if to the Authorized Participant, to:

[●]

(3)            if to Transfer Agent, to:

The Bank of New York Mellon

Attn: ETF Services

240 Greenwich St.

New York, NY 10286

Telephone: (855) 545-1258

bnymETForderdesk@bny.com

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by e-mail or Bloomberg messaging or similar electronic means, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

(h)            Governing Law; Jurisdiction.

(1)            All questions concerning the construction, interpretation and validity of this Agreement and all transactions hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

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(2)            Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and to the appellate courts therefrom and hereby irrevocably consents and submits to the exclusive jurisdiction of each such court in person, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i)            Survival. The provisions of Sections 10 (Indemnification), 11 (Limitation of Liability), 14(d) (Marketing Material), 16 (Third Party Beneficiaries), 18 (Miscellaneous) and 19 (No Promotion) hereof as well as all confidentiality undertakings contained herein shall survive any termination of this Agreement, in whole or in part.

(j)            No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Delegated Sponsor or each Trust, on the one hand, and the Authorized Participant or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(k)            Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(l)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(m)            Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, PDF, DocuSign or other electronic counterpart signatures to this Agreement shall be acceptable and binding.

(n)            Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; (ii) “including” means “including, but not limited to”; and (iii) references to any “Trust” in the singular shall, unless the context otherwise dictates, include references to “Trusts” in the plural.

Section 19. No Promotion

(a)            Except as provided in Section 14(d) of this Agreement, Authorized Participant agrees that it will not, without the prior written consent of the applicable Trust and the Delegated Sponsor in each instance, (i) use in advertising, publicity or otherwise the name of the applicable, Trust, Delegated Sponsor or any affiliate of Trust and/or Delegated Sponsor, or any partner or employee of the applicable Trust or the Delegated Sponsor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the applicable Trust or the Delegated Sponsor or any affiliate of such Trust or the Delegated Sponsor, or (ii) represent, directly or indirectly, that any product or any service provided by the Authorized Participant has been approved or endorsed by any Trust, the Delegated Sponsor or any affiliate of the Trust or the Delegated Sponsor.

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IN WITNESS WHEREOF, the Authorized Participant and the Delegated Sponsor have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

SPONSOR

MORGAN STANLEY INVESTMENT MANAGEMENT INC., as Delegated Sponsor of each of the Trusts named in Annex I

By:

Name:

Title:

Address:	1585 Broadway, New York, New York 10036

Telephone:

Email:

[AUTHORIZED PARTICIPANT]

By:

Name:

Title:

Address:

Telephone:

Email:

Accepted by: THE BANK OF NEW YORK MELLON

By:

Name:

Title:

Address:

Telephone:

Email:

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT

LIST OF TRUST PARTIES
TO AUTHORIZED PARTICIPANT AGREEMENT

Trusts		CUSIP
1.	Morgan Stanley Bitcoin Trust	61692G109
2.	Morgan Stanley Ethereum Trust	61780R108
3.	Morgan Stanley Solana Trust	61780V109

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR MORGAN STANLEY CRYPTO EXCHANGE-TRADED PRODUCTS

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of any Trust in Creation Baskets of each Trust and (2) a Redemption Order for the redemption of Shares of each Trust in Creation Baskets of each Trust. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Delegated Sponsor (acting for each of the Trusts) and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Baskets of Shares of each Trust. Purchase and Redemption Orders will only be accepted in accordance with the applicable Trust’s then-current registration statement.

ANNEX II -- PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR MORGAN STANLEY CRYPTO EXCHANGE-TRADED PRODUCTS

TO PLACE A PURCHASE ORDER FOR

CREATION BASKET(S) OF SHARES OF ONE OR MORE

MORGAN STANLEY CRYPTO EXCHANGE-TRADED PRODUCTS

1. PLACING A PURCHASE ORDER.

The AP submitting an order to create shall submit such orders containing the information required by to the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent’s representative (“Transfer Agent Representative”) followed up with the faxed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex V; or (c) by telephone to the Transfer Agent Representative according to the procedures set forth below. The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. Notwithstanding the foregoing, the Delegated Sponsor may, but is not required to, permit an order until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

To begin a Purchase Order that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258 or such other number as the Transfer Agent designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time (“Exchange Closing Time or Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Trust. After the AP has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Purchase Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP, which completes the order. All orders may also be placed by the AP via the BNYM Interface by the times described above.

Purchase Orders for select Trusts T-1 (T minus 1) Next Day are to be placed (and if so required by the Delegated Sponsor, pre-funded) after the Exchange Closing Time of 4:00 PM Eastern Standard Time on any Business Day. Such Purchase Orders, if accepted, will receive the next Business Day’s NAV per Creation Basket. The Transfer Agent’s telephone number for all T- l orders is 844-545-1261.

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Trust. After the AP has placed the Purchase Order, Transfer Agent will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by Transfer Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE PURCHASE CLOSING TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. FOR CUSTOM ORDERS, CALLS THAT ARE IN PROGRESS BY 2:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE 3:59:59 (OR 2:59:59 FOR CUSTOM ORDERS) BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM (OR 3:00 PM FOR CUSTOM ORDERS) WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE PURCHASE CLOSING TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the applicable Purchase Closing Time, the Order Examiner will accept the Purchase Order on behalf of Delegated Sponsor and Order Examiner and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff Time (i.e., 4:45 p.m. Eastern Time) on the Business Day the Purchase Order is received. Once the Purchase Order has been approved by the Order Examiner, the Order Examiner will sign or time-stamp the order and send the Purchase Order to the Transfer Agent.

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by Administrator to the AP, AP will fax a written version of the Purchase Order to Administrator. Upon receipt, Administrator should immediately telephone AP if Administrator believes that the Purchase Order has not been indicated correctly by AP. In addition, Administrator will telephone the AP within 15 minutes of the call if the Purchase Order form has not been received.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Delegated Sponsor reserves the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Delegated Sponsor, Order Examiner or Transfer Agent, (ii) the Creation Basket Deposit delivered is not as specified by Delegated Sponsor, Order Examiner or Transfer Agent; (iii) acceptance of the Creation Basket Deposit would have certain adverse tax consequences to the Delegated Sponsor or any Trust; (iv) the acceptance of the Creation Basket Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Creation Basket Deposit would otherwise, in the discretion of the Delegated Sponsor, have an adverse effect on the Delegated Sponsor or the rights of beneficial owners of any Trust; or (vi) circumstances outside the control of Delegated Sponsor, Order Examiner or Transfer Agent make it for all practical purposes impossible to process a Purchase Order. The Delegated Sponsor, Order Examiner or Transfer Agent shall notify the AP of a rejection or revocation of any Purchase Order. The Delegated Sponsor, Order Examiner and Transfer Agent are under no duty, however, to give notification of any defects or irregularities in the delivery of Creation Basket Deposits nor shall either of them incur any liability for the failure to give any such notification.

Except as provided herein, all Purchase Orders for Creation Baskets of Shares of the applicable Trust are irrevocable by the AP.

5. CONTRACTUAL SETTLEMENT

(1) Except as provided below, the cash comprising the Creation Basket Deposit (the “Cash Component”) may be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the applicable custodian of any Trust on or before the Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to Delegated Sponsor, immediately available or same day funds estimated by Delegated Sponsor to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Basket of Shares of the applicable Trust. The “Contractual Settlement Date” is the earlier of (i) date upon which all of the required Creation Basket Deposit and any other cash amounts which may be due are delivered to Delegated Sponsor, Order Examiner or Transfer Agent and (ii) trade date plus one (T+1) Business Day. Except as provided in the next two paragraphs, a Creation Basket of Shares of any Trust will be issued concurrently with the transfer to the Trust of the Creation Basket Deposit through the NSCC’s Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through CNS.

(2) In the event that a Creation Basket Deposit is incomplete on the settlement date for a Creation Basket of Shares because certain or all of the Digital Assets are missing, the Trust may issue a Creation Basket of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Digital Assets. The parties hereto agree that the delivery of such collateral shall be made in accordance with the terms of this Agreement. The parties hereto further agree that the Delegated Sponsor, acting in good faith on behalf of the applicable Trust, may purchase the missing Digital Assets at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Delegated Sponsor may determine in its sole discretion.

6.            CASH PURCHASES

When, in the sole discretion of the Delegated Sponsor, cash purchases of Creation Baskets of Shares are available or specified for a Trust, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Digital Assets it would otherwise be required to provide through an in-kind purchase, plus the Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Delegated Sponsor’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a Transaction Fee. The Transaction Fees for in-kind and cash purchases of Creation Baskets of Shares are described in the Prospectus.

ANNEX II -- PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR MORGAN STANLEY CRYPTO EXCHANGE-TRADED PRODUCTS

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION BASKET(S) OF SHARES OF ONE OR MORE

MORGAN STANLEY CRYPTO EXCHANGE-TRADED PRODUCTS

1. PLACING A REDEMPTION ORDER

Redemption Orders for Creation Baskets of Shares may be initiated only on days that the Exchange is open for trading. Redemption Orders may only be made in whole Creation Baskets of shares of each Trust.

The AP submitting a request to redeem shall submit such requests containing the information required to the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent Representative followed up with the faxed or e-mailed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex V; or (c) by telephone to the Transfer Agent Representative and the Order Examiner, as applicable, according to the procedures set forth below. The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date.” Notwithstanding the foregoing, the Delegated Sponsor may, but is not required to, permit an order until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

Redemption Orders for Creation Baskets of Shares may be initiated only on days that the Exchange is open for trading. Redemption Orders may only be made in whole Creation Baskets of shares of each Trust. To begin a Redemption Order, that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Exchange which is ordinarily 4:00 p.m. Eastern Standard Time (“Exchange Closing Time or Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Trust. After the AP has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP which completes the order. All orders may also be placed by the AP via the BNYM ETF Center Interface by the times described above.

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Trust. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE REDEMPTION ORDER CLOSING TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE 3:59:59 BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM (OR 3:00 PM FOR CUSTOM ORDERS) WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE REDEMPTION CLOSING TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Transfer Agent from the AP on behalf of itself or another redeeming investor by the applicable Redemption Closing Time, the Transfer Agent will accept the Redemption Order on behalf of Delegated Sponsor and Order Examiner and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Window Cut-off Time (e.g., 4:45 p.m. or 5:30 p.m. Eastern Time, as appropriate) on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

(a)            After a Confirmation Number is issued by Administrator to the AP, AP will fax a copy of the Redemption Order to the Transfer Agent. Upon receipt, Transfer Agent should immediately telephone AP if the Transfer Agent believes that the Redemption Order has not been indicated correctly by the AP. In addition, Administrator will telephone the AP within 15 minutes of the call if the Redemption Order form has not been received.

(b)            In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the applicable Trust any yield from staking, dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Digital Asset that is transferred to the AP or any party for which it is acting that, based on the valuation of such Digital Asset at the time of transfer, should be paid to the Trust to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any yield from staking, dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Digital Asset that is transferred to the AP or any party for which it is acting that, based on the valuation of such Digital Asset at the time of transfer, should be paid to the Trust to which the Redemption Order relates.

4. TAKING DELIVERY OF DIGITAL ASSETS.

The Digital Assets constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to Administrator and Delegated Sponsor in a form approved by Delegated Sponsor. The AP or the Authorized Participant must maintain an appropriate wallet or other custody arrangements to which account such Digital Assets will be delivered. Redemptions of Shares for Digital Assets will be subject to compliance with applicable United States federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

(1) Except as provided below, the Shares of any Trust must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the applicable custodian of any Trust on or before the Contractual Settlement Date (defined below). The Delegated Sponsor will make available on the Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Delegated Sponsor and, the Digital Assets, Cash Component less any fees are delivered by the Delegated Sponsor to the AP (ordinarily trade date plus one (T+1) Business Day). Except as provided in the next two paragraphs, the Digital Assets representing Creation Baskets of Shares will be issued concurrently with the transfer of good title to Delegated Sponsor of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the purchase Transaction Fee through CNS.

(2)  In the event that the number of Shares is insufficient on the settlement date for Creation Basket(s) of Shares, the Delegated Sponsor may deliver the Digital Assets notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares marked to market daily. The parties hereto further agree that the Delegated Sponsor may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Delegated Sponsor of purchasing such Shares and the value of the collateral, which may be sold by the Delegated Sponsor at such time, and in such manner, as the Delegated Sponsor may determine in its sole discretion.

(3) During a Delayed Settlement Scenario, APs will be given the option to (1) cancel the Redemption Order, (2) modify the Redemption Order, or (3) replace the in-kind Redemption Order with a cash Redemption Order in the next cash order window. The AP must cancel, modify, or choose to replace the Redemption Order before the Order Cutoff Time, which will be (a) 4:00 p.m. ET on the order date or (b) any other time agreed to with the Delegated Sponsor and of which all existing APs have been previously notified. In the event the AP fails to cancel, modify, or replace its Redemption Order by the Order Cutoff Time, the AP will be unable to modify its Redemption Order. Notwithstanding the foregoing, the AP will remain fully responsible for Delivering to the applicable Trust’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to its Redemption Order.

(4) The terms of the Redemption Orders during Delayed Settlement Scenarios will be finalized by the Order Cutoff Time. The AP will receive either the amount specified in the Redemption Order or the modified amount specified before the Order Cutoff Time. The Transfer Agent will settle the order date’s Redemption Orders one business day after the Digital Asset Custodian has enough unstaked Digital Assets to fulfill all in-kind Redemption Orders for that date. Once Redemption Orders for a particular order date have been fully settled, the Transfer Agent and Digital Asset Custodian will begin fulfilling Redemption Orders for a subsequent order date.

6. CASH REDEMPTIONS.

In the event that, in the sole discretion of Delegated Sponsor, cash redemptions are permitted or required by Delegated Sponsor, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

In the event there is a Delayed Settlement Scenario, for cash Redemption Orders, the Delegated Sponsor will notify the Authorized Participant and provide the expected date the Redemption Order can be settled. In a Delayed Settlement Scenario, APs will be given the option to (1) cancel the Redemption Order or (2) modify the Redemption Order. The Authorized Participant must cancel or modify before the Order Cutoff Time. In the event the Authorized Participant fails to cancel or modify its Redemption Order by the Order Cutoff Time, the Authorized Participant will be unable to modify its Redemption Order. Notwithstanding the foregoing, the Authorized Participant will remain fully responsible for delivering to the applicable Trust’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to its Redemption Order.

The terms of the Redemption Orders during Delayed Settlement Scenarios will be finalized by the Order Cutoff Time. The Authorized Participant will receive either the amount specified in the Redemption Order or the modified amount specified before the Order Cutoff Time. Only once the Redemption Orders for a particular order date have been fully settled will the Trust begin fulfilling Redemption Orders for a subsequent order date.

7. STANDING REDEMPTION INSTRUCTIONS.

Annex IV hereto contains the AP’s Standing Redemption Instructions, which includes information identifying the account(s) and/or wallet(s) into which the cash and Digital Assets of each Trust and any other redemption proceeds should be delivered by the Delegated Sponsor pursuant to a Redemption Order.

ANNEX III

FORM OF CERTIFIED AUTHORIZED PERSONS

OF THE AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement on behalf of the AP pursuant to this Agreement.

Name:
Title:
Signature:
Email address:
Telephone Number:

Name:
Title:
Signature:
Email address:
Telephone Number:

Name:
Title:
Signature:
Email address:
Telephone Number:

The undersigned, [name], [title], _________________________________, does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP pursuant to the Agreement by and between [_______________ ] (the “Trust”), Morgan Stanley Investment Management Inc. (as Delegated Sponsor), The Bank of New York Mellon (as Transfer Agent) and _________________________________ (the AP) dated [date] and that their signatures set forth above are their own true and genuine signatures.

IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of _________________________________.

By:

Name:

Title:

Date:

ANNEX IV

TO

AUTHORIZED PARTICIPANT AGREEMENT

THE AP ACCOUNT AND WALLET

FOR DELIVERY OF CASH AND DIGITAL ASSETS RESPECTIVELY

The account into which each Trust should, through the Cash Custodian, deposit the cash distribution from the Trust upon redemption by the AP is set forth below:

Account: __________________

The wallet address into which each Trust should, through the applicable Digital Asset Custodian, deposit the Digital Asset distribution from the Trust upon redemption by the AP is set forth below:

Account: __________________

ANNEX V

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR (XXX) TRUST

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement. In the event of any conflict between the terms of this Annex V and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex V shall control.

1. (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefore) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant ’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex V.

7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use its reasonable best efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.